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                                                                    EXHIBIT 10.4
                                    FORM OF
                          EMPLOYEE BENEFITS AGREEMENT

     This EMPLOYEE BENEFITS AGREEMENT, dated as of _________, 1998 (this "Agreement"), is entered into by and between AccuStaff Incorporated, a Florida corporation ("AccuStaff"), and Strategix Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of AccuStaff ("Strategix").

                                   RECITALS

     AccuStaff is a leading provider of business services that include consulting and strategic services in the areas of information technology and professional services ("AccuStaff business"). Strategix is a leading provider of business services that include diversified temporary commercial staffing, training, and outsourcing services ("Strategix Business"), and was created in connection with a reorganization of AccuStaff (the "Reorganization"). As of the date of this Agreement, AccuStaff owns all of the issued and outstanding common stock of Strategix. Strategix is effecting an initial public offering of certain of its common stock and, upon completion of such offering, subject to receipt of a favorable IRS Private Letter Ruling and certain other conditions, AccuStaff plans to distribute its shares of Strategix common stock to its shareholders (the "Spin-off"). The Reorganization and the Spin-off are described in a Reorganization and Spin-off Agreement between AccuStaff and Strategix. The Reorganization and Spin-off Agreement provides that AccuStaff and Strategix will enter into this Employee Benefits Agreement regarding certain liabilities and obligations relating to employees of Strategix.

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01  Definitions.  As used in this Agreement, the following terms shall
           -----------
have the following respective meanings (capitalized terms used but not defined herein (other than the names of AccuStaff employee benefit plans) shall have the respective meanings ascribed thereto in the Reorganization and Spin-off Agreement):

     "AccuStaff" shall have the meaning specified in the first paragraph hereof.

     "AccuStaff Common Stock" shall mean the common stock, $.01 par value per share, of AccuStaff Incorporated, a Florida corporation.

     "AccuStaff Deferred Compensation Plans" shall mean the AccuStaff Deferred Compensation Plans listed on Exhibit A hereto.
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     "AccuStaff Employee" shall mean any individual who is employed by any member of AccuStaff Group on the Spin-off Date.

     "AccuStaff Former Employee" shall mean any individual who is, immediately before the Spin-off Date, a former employee of any member of AccuStaff Group who has not been an employee of any member of the Strategix Group since his or her most recent active employment with any member of the AccuStaff Group.

     "AccuStaff Group" means AccuStaff Incorporated, its subsidiaries and affiliates other than the Strategix Group.

     "AccuStaff Option" shall mean an option to purchase shares of AccuStaff Common Stock granted pursuant to AccuStaff's 1993 or 1995 Stock Option Plan, as amended and restated.

     "AccuStaff Participants" shall mean AccuStaff Employees, AccuStaff Former Employees, and their respective beneficiaries and dependents, and non-employee directors of any member of the AccuStaff Group.

     "AccuStaff Plan" shall mean the plans, policies, programs and other arrangements maintained by, contributed to or sponsored by any member of AccuStaff Group providing benefits to AccuStaff Participants or the Strategix Participants.

     "Agreement" shall have the meaning specified in the first paragraph hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, indemnities and similar obligations, covenants, contracts, controversies, agreements, promises, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

     "Reorganization and Spin-off Agreement" shall have the meaning specified in the recitals to this Agreement.

     "Spin-off" shall have the meaning specified in the recitals to this Agreement.

     "Spin-off Date" shall mean the effective date of the Spin-off.

     "Stapled Options" shall mean the stock options described in Section 3.01(b), which Strategix Employees who hold AccuStaff Options at the time of the Spin-off may elect to receive in connection with the Spin-off.

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     "Strategix" shall have the meaning set forth in the first paragraph hereof.

     "Strategix Common Stock" shall mean the common stock, $.01 par value per share, of Strategix Solutions, Inc., a Delaware corporation.

     "Strategix Deferred Compensation Plan" shall mean any Deferred Compensation Plan of Strategix in effect immediately prior to the Spin-off including those deferred compensation plans listed on Schedule B.

     "Strategix Employee" shall mean any individual who, on the Spin-off Date, is employed by any member of the Strategix Group and is not an AccuStaff Employee.

     "Strategix Group" shall mean Strategix Solutions, Inc., and each Strategix Subsidiary.

     "Strategix Participants" shall mean Strategix Employees and their respective beneficiaries and dependents and any non-employee directors of Strategix.

     "Strategix Plans" shall mean any plan, policy, program, payroll practice, ongoing arrangement, trust, insurance policy or other agreement or funding vehicle maintained by, contributed to or sponsored by any member of the Strategix Group providing benefits to Strategix Participants, including without limitation the plans listed on Schedule B hereto; provided, however, that the term "Strategix Plans" shall not include any AccuStaff Plans.

     "Strategix Omnibus Plan" shall mean the Strategix Solutions, Inc. Omnibus Incentive Plan approved by the Board of Directors of Strategix, by unanimous written consent effective July 14, 1998.

     "Strategix Stock Option" shall mean an option to purchase from Strategix shares of Strategix Common Stock in connection with Stapled Options as described in Section 3.01(b).

     "Strategix Subsidiary" shall mean any of the subsidiaries of Strategix on the date hereof.

     "Subsidiary" shall have the meaning provided in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     1.02  Schedules, Etc.  References to a "Schedule" are, unless otherwise
           ---------------
specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.
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                                  ARTICLE II

                                    GENERAL

     2.01   Liabilities and Assets Under Plans.
            ----------------------------------

     (a) Until the Spin-off Date, Strategix Participants will continue to participate in the AccuStaff Plans to the extent so provided at the discretion of AccuStaff and in accordance with their terms. Strategix Participants also shall participate in Strategix Plans that are effective prior to the Spin-off Date to the extent so provided and in accordance with their terms. Strategix will bear its allocable share of the costs of benefits and administration of the AccuStaff Plans for Strategix Participants. From and after the Spin-off Date, except as otherwise specifically set forth in this Agreement, the Strategix Group shall retain and shall be solely responsible for, all Liabilities to Strategix Participants arising under, resulting from or relating to the AccuStaff Plans or to the Strategix Plans whether incurred before, on or after the Spin-off Date, and AccuStaff Group shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities to AccuStaff Participants arising under, resulting from or relating to AccuStaff Plans, whether incurred before, on or after the Spin-off Date.

     (b) As soon as administratively possible, and in such amounts as AccuStaff shall determine, AccuStaff shall cause the AccuStaff Plans to transfer to the appropriate Strategix Plans assets held by the AccuStaff Plans attributable to the liabilities assumed by the Strategix Group pursuant to
Section 2.01(a).


                                  ARTICLE III

                               STOCK-BASED PLANS

     3.01   Stock Options.
            -------------

     (a) Prior to the Spin-off, Strategix shall establish the Strategix Omnibus Plan. The Strategix Omnibus Plan will provide for the granting of incentive stock options that qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards, contingent stock awards and stock appreciation rights. No award made under the Strategix Omnibus Plan shall be vested and exercisable any sooner than the date which is six months after the effective date of the Spin-off.

     (b) Except as otherwise provided below, Strategix Employees will not be considered employees of AccuStaff or one of its subsidiaries and will be considered to have terminated employment for purposes of AccuStaff Options or the plans pursuant to which such AccuStaff Options were issued. Strategix Employees will be able to elect to either: (i) retain their existing AccuStaff Options (with an appropriate antidilution adjustment to reflect the Spin-off), which

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options will remain subject to the terms and conditions (including forfeiture and termination of employment provisions) of applicable AccuStaff Option plans and award agreements; or (ii) receive "Stapled Options." Strategix Employees who elect to receive Stapled Options shall be deemed to be employees of AccuStaff for the period they remain employees of the Strategix Group for purposes of the Stapled Options and related AccuStaff Option plans and will retain their AccuStaff Options (without an antidilution adjustment to reflect the Spin-off), which will continue to vest and will otherwise remain subject to the terms and conditions of the applicable AccuStaff Option plans and award agreements. The AccuStaff Options related to the Stapled Options will not be adjusted to reflect the Spin-off. Instead, in addition to their AccuStaff Options, Strategix Employees who elect to receive Stapled Options will receive options to purchase a number of shares of Strategix ("Strategix Stock Options") that is reflective of the pro rata distribution of Common Stock of Strategix to AccuStaff stockholders in the Spin-off. Exercise of each AccuStaff Option related to the Stapled Options will entitle the holder to (i) a share of AccuStaff Common Stock and (ii) the same number of shares of Common Stock of Strategix as is received by each holder of a share of AccuStaff Common Stock. The Strategix Stock Options related to the Stapled Options will, by their terms, require that any exercise will have to be made jointly with the exercise of the counterpart AccuStaff Options related to the Stapled Options (which in turn will provide this feature in converse, and which, together with the related Strategix Stock Options being awarded as of the Spin-off, will be referred to herein as the "Stapled Options"). The total exercise price required to exercise the Stapled Options will equal the original amount required to exercise the related AccuStaff Options before the Spin-off. Notwithstanding the foregoing, if either AccuStaff or Strategix determines that legal, accounting, tax, and/or regulatory rules or requirements applicable to options would make compliance with any of such entity's obligations under this paragraph impossible, illegal, impracticable or unreasonably expensive, it shall so notify the other party, and AccuStaff and Strategix shall use their best efforts to agree to appropriate alternative arrangements.

     (c) Strategix shall reserve for issuance and issue in the future shares of Common Stock of Strategix to certain Strategix Employees in connection with the exercise by such Strategix Employees of their Stapled Options. AccuStaff shall reserve for issuance and issue in the future shares of AccuStaff Common Stock to certain Strategix Employees in connection with the exercise of AccuStaff Options and Stapled Options.

     (d) If any AccuStaff Options or Stapled Options are exercised by Strategix Employees after the effective date of the Spin-off, Strategix will pay to AccuStaff, at the time any such tax benefit is recognized by Strategix, the amount of the tax benefit from any deduction received by Strategix as a result of the issuance of any AccuStaff Common Stock under AccuStaff Options or Stapled Options based on Strategix's top marginal rate for Federal, state or local taxes.

     3.02   AccuStaff Employee Stock Purchase Plan.  Strategix Participants
            --------------------------------------
shall continue to be eligible to participate in the AccuStaff Employee Stock Purchase Plan in accordance with their terms, until the Spin-off Date.

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

                                  ARTICLE IV

                         OTHER PLANS AND ARRANGEMENTS

          4.01  Deferred Compensation.
                ---------------------

          (a) Effective as of the Spin-off Date, AccuStaff shall amend AccuStaff Deferred Compensation Plans, if necessary, so that no Strategix Employee who is a participant therein shall be deemed to have terminated employment as a result of the Spin-off or as a result of becoming a Strategix Employee in connection with the Spin-off; provided, however, that Strategix shall assume and be solely responsible for all Liabilities of AccuStaff Group to or relating to Strategix Participants under AccuStaff Deferred Compensation Plans or under Strategix Deferred Compensation Plans. Strategix and AccuStaff shall cooperate in taking all actions necessary or appropriate to accomplish the foregoing and to ensure that as of the Spin-off Date, AccuStaff Group and AccuStaff Subsidiaries cease to have any Liabilities to or relating to the Strategix Participants under AccuStaff Deferred Compensation Plans or under Strategix Deferred Compensation Plans, including, but not limited to, amending AccuStaff Deferred Compensation Plans or any grant thereunder and obtaining any necessary consents of affected participants.

          (b) Effective as of the Spin-off Date, Strategix shall amend the Strategix Deferred Compensation Plans, if necessary, so that no AccuStaff Employee who is a participant therein shall be deemed to have terminated employment as a result of the Spin-off or as a result of becoming an AccuStaff Employee in connection with the Spin-off (with the result that such AccuStaff Employee shall continue as a participant in such Strategix Deferred Compensation Plans in accordance with the terms of such plans).

          4.02  Severance Pay.
                -------------

          (a) Strategix and AccuStaff agree that individuals who, on or prior to the Spin-off Date, in connection with the Spin-off, cease to be AccuStaff employees and become Strategix Employees shall not be deemed to have experienced a termination or severance of employment from AccuStaff and its subsidiaries for purposes of any policy, plan, program or agreement of AccuStaff or any of its subsidiaries that provides for the payment of severance, salary continuation, vacation pay, or similar benefits.

          (b) The Strategix Group shall assume and be solely responsible for all Liabilities of AccuStaff Group in connection with claims made by or on behalf of Strategix Employees in respect of severance pay, salary continuation, vacation pay, and similar obligations relating to the termination or alleged termination of any such person's employment on or after the Spin-off Date.

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

                                   ARTICLE V

                               OTHER LIABILITIES

          5.01  Other Liabilities and Obligations.  (a)  As of the Spin-off
                ---------------------------------
Date: (i) the Strategix Group shall assume and be solely responsible for all Liabilities of AccuStaff Group not otherwise provided for in this Agreement to or relating to Strategix Participants arising out of or relating to employment, including, but not limited to, liabilities connected with the provision of welfare benefits, by any of AccuStaff Group or the Strategix Group, or any predecessors thereof; and (ii) AccuStaff Group shall assume and be solely responsible for all Liabilities of the Strategix Group not otherwise provided for in this Agreement to or relating to AccuStaff Participants arising out of or relating to employment, including, but not limited to, liabilities connected with the provision of welfare benefits, by any of AccuStaff Group or the Strategix Group, or any predecessors thereof.


                                  ARTICLE VI

                                 MISCELLANEOUS

          6.01  Recognition of AccuStaff Employment Service.  To the extent
                -------------------------------------------
applicable, the Strategix Plans shall recognize service by a Strategix Employee before the Spin-off Date with the AccuStaff Group as service with the Strategix Group. The foregoing provision shall not, however, be construed to require Strategix or any member of the Strategix Group to adopt or continue any specific employee benefit plans or arrangements.

          6.02  Indemnification.  All Liabilities retained or assumed by or
                ---------------
allocated to the Strategix Group pursuant to this Agreement shall be deemed to be Losses arising out of the Strategix Business, as defined in the Reorganization and Spin-off Agreement, and all Liabilities retained or assumed by or allocated to AccuStaff Group pursuant to this Agreement shall be deemed to be Losses arising out of AccuStaff Business, as defined in the Reorganization and Spin-off Agreement and, in each case, shall be subject to the indemnification provisions set forth in Article VI thereof.

          6.03  Guarantee of Subsidiaries' Obligations.  Each of the parties
                --------------------------------------
hereto shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by any Subsidiary of such party which is contemplated by the Reorganization and Spin-off Agreement to be a Subsidiary of such party on or after the Spin-off Date.

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

          6.04  Sharing of Information.  Each of AccuStaff and Strategix shall,
                ----------------------
and shall cause the other members of their respective Groups to, provide to the other all such information in its possession as the other may reasonably request to enable it to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the party providing such information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such information available outside its normal business hours and premises.

          6.05  Amendments.  This Agreement may be amended, modified or
                ----------
supplemented only by a written agreement signed by all of the parties hereto.

          6.06  Successors and Assigns.  This Agreement and all of the
                ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          6.07  Termination.  This Agreement shall be terminated in the event
                -----------
that the Reorganization and Spin-off Agreement is terminated and/or the Spin-off abandoned prior to the Spin-off Date. In the event of such termination, neither party shall have any liability of any kind under this Agreement to the other party because of such termination. The parties hereto agree to replace this Agreement with a mutually acceptable agreement in the event of such termination.

          6.08  Rights to Amend or Terminate Plans; No Third Party
                --------------------------------------------------
Beneficiaries.  No provision of this Agreement shall be construed (a) to limit
-------------
the right of any member of AccuStaff Group or any member of the Strategix Group to amend any plan or terminate any plan, or (b) to create any right or entitlement whatsoever in any employee or beneficiary including, without limitation, a right to continued employment or to any benefit under a plan or any other benefit or compensation (it being understood that this Agreement will also not be construed to limit any right or entitlement of any employee or beneficiary existing without reference to this Agreement). This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          6.09  Payment Under Other Agreements.  With the exception of an
                ------------------------------
appropriate offset of any indemnification obligation arising under the Reorganization and Spin-off Agreement, which indemnification obligation would arise absent payment pursuant to this Agreement, no payment made by one party to the other pursuant to this Agreement will affect in any manner any payments required to be made under the Reorganization and Spin-off Agreement or any other agreement between the parties hereto, including, without limitation, the settlement of intercompany payables and receivables provided for in the Reorganization and Spin-off Agreement.

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                                  ARTICLE VII

                                    GENERAL

          7.01  Nonexclusivity.  The rights and remedies of the parties provided
                --------------
in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

          7.02  Binding Effect.  This Agreement shall be binding upon and inure
                --------------
to the benefit of the successors and assigns of the parties hereto, except that no obligation of Strategix under this Agreement may be delegated except by operation of law. AccuStaff may assign its rights and obligations to any Affiliate of AccuStaff without consent. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

          7.03  No Agency.  Nothing in this Agreement shall be construed as
                ---------
making either party the agent of the other or as creating a partnership, joint venture or similar arrangement.

          7.04  Notices.   All notices and other communications required or
                -------
permitted hereunder shall be in writing and shall be delivered personally, delivered by facsimile transmission (with confirmation of receipt immediately thereafter by telephone), telegraphed, sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed to the parties at the address appearing on the first page of this Agreement or to such other address as may be hereafter designated in writing hereunder by the respective parties. Each party shall promptly advise the other in writing of any change of address.

          7.05  Severability.  If any provision of this Agreement is held
                ------------
illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement. The parties hereto agree to replace any such illegal or unenforceable provision that has the most nearly similar permissible economic or other effect.

          7.06  Governing Law.  This Agreement shall be governed by the laws of
                -------------
the State of Florida, without regard to its conflicts of law principles.

          7.07  No Waiver.  The failure of either party to enforce, in any one
                ---------
or more instances, any of the terms or conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

          7.08  Force Majeure.  Neither party shall be liable for its failure to
                -------------
perform any of its obligations hereunder during any period in which such performance is directly delayed by the occurrence of events beyond the control of the failing party such as fire, explosion, flood, storm

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

or the acts of God, war, embargo, riot, or the intervention of any government authority, provided that the party suffering the delay immediately notifies the other party of the delay.

          7.09  Final Agreement.  This Agreement supersedes all prior oral and
                ---------------
written understandings and agreements between the parties concerning the subject matter hereof and may not be modified except in a writing signed by the authorized representatives of the parties hereto.

          7.10  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 ACCUSTAFF INCORPORATED

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________


                                 STRATEGIX SOLUTIONS, INC.

                                 By:________________________________
                                 Name:______________________________
                                 Title:_____________________________

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

                 SCHEDULE A TO THE EMPLOYEE BENEFITS AGREEMENT

                            LIST OF ACCUSTAFF PLANS


1995 Stock Option Plan, as amended and restated in 1997
1993 Stock Option Plan

AccuStaff Employee Stock Purchase Plan

AccuStaff Flexible Spending Account Plan

AccuStaff Incorporated Employee Savings and Profit Sharing Plan

AccuStaff Incorporated Retirement Savings Plan



AccuStaff Incorporated Executive Deferred Compensation Plan


Survivor Benefits Plan and Long-Term Disability Plan:  includes
                .   Employee Basic Life Insurance
                .   Employee Additional Life Insurance
                .   Business Travel Accident Insurance
                .   Accidental Death and Dismemberment Insurance
                .   Long and Short Term Disability
Vacation

Various sales commission and bonus arrangements

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

                 SCHEDULE B TO THE EMPLOYEE BENEFITS AGREEMENT
                            LIST OF STRATEGIX PLANS

Office Specialists Employee Savings and Profit Sharing Plan

Career Horizons, Inc. Executive Deferred Compensation Plan

Office Specialists Executive Deferred Compensation Plan

Firstaff Executive Deferred Compensation Plan

Medical Plans

      Office Specialists
      Staffing Resources
      CGS
      Training Delivery Systems, Inc.
      Firstaff, Inc.
      Temps America
      The Placers

Strategix Solutions, Inc. Omnibus Incentive Plan

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